CONSENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 14, 2005, relating to the consolidated financial statements of Intrepid Technology and Resources, Inc. included in the Annual Report on Form 10-KSB for the year ended June 30, 2005.




JONES  SIMKINS,  P.C.
Logan,  Utah
March  3,  2006